EXHIBIT 23.8


                     CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of CMGI, Inc., of our report dated January 25, 2000 relating to the financial statements of Tallan, Inc., which appears in the Current Report on Form 8-K of CMGI, Inc. dated March 9, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Hartford, Connecticut
August 18, 2000